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                                                                    EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the registration statements (No. 33-66308) on Form S-8 and (No. 33-62213) on Form S-3 of American Physicians Service Group, Inc. of our report dated March 8, 1996, relating to the consolidated balance sheets of American Physicians Service Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related financial statement schedule, which report appears in the Annual Report on Form 10-KSB of American Physicians Service Group, Inc. for the year ended December 31, 1995. Our report refers to the change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".


                                             By: /s/ KPMG Peat Marwick LLP
                                                     ---------------------

                                             Austin, Texas
                                             March 26, 1996